United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2008

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota

0-20820

41-1448495

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive		89119-3720
Las Vegas, Nevada		(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 26, 2008, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company”, “we” or “our”) held its Annual Meeting of Shareholders at 10:00 a.m. PST.  During the meeting Mark Yoseloff, CEO and Chairman of the Board, made the following comments regarding our shuffler development pipeline.  Dr. Yoseloff announced that we are currently working on next generation products for both the iShoe™ and DeckMate® shufflers but did not disclose additional details on product scope nor did he indicate timing of launch.  Dr. Yoseloff also indicated that, with regard to our $150 million of contingent convertible senior notes, we are currently considering a variety of refinancing options and, pending market conditions, second quarter performance and other circumstances, we would consider implementing our decision in the fall of 2008.  The full audio webcast of the Annual Meeting is available in the Investor Relations section of our website, www.shufflemaster.com, and will be available for thirty days.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 27, 2008

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer